SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     March 31, 2017

                        INTERFACE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

               Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Non-Executive Chairman Employment Agreement

On March 31, 2017, Interface, Inc. (“the Company”) entered into a new Employment Agreement (the “Agreement”) with its Chairman Daniel T. Hendrix (age 62), who remains a non-executive employee of the Company. The Agreement, a copy of which is attached hereto as Exhibit 99.1, has an effective date of March 3, 2017, the day Mr. Hendrix retired from the position of Chief Executive Officer. The term of the Agreement runs until November 6, 2019, which is the day Mr. Hendrix turns 65 years of age.

Pursuant to the Agreement, Mr. Hendrix will receive an initial base salary of $240,000 per year, but he will not be eligible to participate in the Company’s Executive Bonus Plan or to receive any future equity awards. As long as Mr. Hendrix remains an employee, he will participate in the Company’s various health and other employment benefit plans for which he is otherwise eligible in accordance with terms of the plans and policies in effect from time to time. Mr. Hendrix’s previously existing Split Dollar Insurance Agreement with the Company will remain in effect pursuant to its terms, and Mr. Hendrix will begin to draw benefits under his previously existing Salary Continuation Agreement.

The Company may terminate the Agreement at any time, with or without cause, and Mr. Hendrix may voluntarily terminate the Agreement upon 90 days notice. The Agreement provides for certain benefits in the event of various termination scenarios, including voluntary termination without “Good Reason” (as defined in the Agreement), voluntary termination with Good Reason, termination without cause, termination with cause, and termination due to death or disability. In general, if Mr. Hendrix terminates his employment for Good Reason, or Interface terminates his employment without cause, Mr. Hendrix will receive, among other benefits, an amount equal to all payments that would have been made to him if he had remained employed through November 6, 2019. The Agreement also contains provisions placing restrictions on Mr. Hendrix’s ability to compete with the Company for a period of two years following the later to occur of (1) the termination of the Agreement, or (2) the date Mr. Hendrix ceases to be a member of the Board.

The foregoing description of the Agreement and the compensation payable pursuant thereto is qualified in its entirety by reference to the Agreement, which is attached as an exhibit hereto.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

None.

(b)     Pro Forma Financial Information.

None.

(c)     Shell Company Transactions.

None.

(d)     Exhibits.

Exhibit No.	Description
99.1	Employment Agreement of Daniel T. Hendrix dated as of March 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: April 4, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement of Daniel T. Hendrix dated as of March 3, 2017.